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                                                                       EXHIBIT 5


                                Barry S. Swirsky
                         Nobel Education Dynamics, Inc.
                         Rose Tree Corporate Center II
                     1400 North Providence Road, Suite 3055
                                Media, PA  19063


                                  July 3, 1997



Nobel Education Dynamics, Inc.
Rose Tree Corporate Center II
1400 North Providence Road, Suite 3055
Media, PA  19063

         Re:      Registration Statement on Form S-3
                  ----------------------------------

Gentlemen:

  In connection with the registration of 1,000,000 shares of common stock, par value $.001 per share (the "Shares") of Nobel Education Dynamics, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") on a Registration Statement on Form S-3 filed with the SEC this date (the "Registration Statement"), relating to the sales, if any, of the Shares by the selling stockholders named therein, I have examined such documents, records and matters of law as I have considered relevant. Based upon such examination, it is my opinion that the Shares being registered are legally issued, fully paid, and nonassessable.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      Barry S. Swirsky
                                      General Counsel